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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                             AVONDALE INCORPORATED


                                   ARTICLE I

                                  SHAREHOLDERS

                 Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., on the fourth Friday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting, provided that in any such case the notice of the meeting shall so state.

                 Section 2. Special Meetings. Special meetings of the shareholders may be called by a majority of the Board of Directors, by the Chairman of the Board of Directors, by the Chief Executive Officer or by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of
Article I of these Bylaws) of outstanding shares representing 25% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that as of date on which the Corporation shall have greater than 100 shareholders of record, no shareholder or shareholders shall have the right to require the Corporation to call and hold a special meeting of shareholders. In the event such meeting is called by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer, such meeting may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this
Section 2, then such meeting shall be held at such place within the State of Georgia as is stated in the notice thereof.

                 Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at
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the time entitled to vote, at his address as it  appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

                 Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

                 Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

                 Section 6.  Fixing Record Date.

                 (a) Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section

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6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

                 (b) (i) In order that the Corporation may determine the shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to
Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

                 (ii) Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b)(i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of
Article I hereof are delivered to the Corporation in the manner prescribed in paragraph (b)(i) of this Section.

                 (iii) In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall engage





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nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under
Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                 (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Corporation stating that the valid requests for a special meeting submitted pursuant to paragraph
(iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with
Section 6(a) of Article I of these Bylaws.

                 Section 7. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing

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such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                 Section 8. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.





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                                   ARTICLE II

                                   DIRECTORS

                 Section 1. Powers of Directors. The Board of Directors shall be responsible for the management of the business of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

                 Section 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be not less than one (1) nor more than fifteen (15), and the exact number shall be fixed from time to time by the Board of Directors; provided, however, that the number of directors constituting the entire Board shall be eleven (11) until otherwise changed by the Board of Directors or by the shareholders at any annual or special meeting. No decrease in the number of directors shall shorten the term of any director at the time in office. Directors need not be residents of the State of Georgia; provided, however, that, except with respect to any directors designated by the First Boston Parties or MILP (both as defined in that certain Shareholders/Registration Rights Agreement, dated as of August 9, 1993, among the Corporation, AM Acquisition, Inc., Avondale Mills, Inc., CS First Boston Group, Inc., The First Boston Corporation, Mezzanine Investment Limited Partnership-2, 1985 Merchant Investment Partnership, Merchant LBO, Inc., John Maypole and G. Stephen Felker (the "Shareholders Agreement")) and elected directors pursuant to the Shareholders Agreement, each director must either (i) beneficially own, directly or indirectly, shares of capital stock of the Corporation, or (ii) have investment or voting power with respect to shares of capital stock of the Corporation.

                 Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by a majority of the Directors.

                 Section 4. Notice of Meetings. Notice of each meeting of the Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telegraph or cablegram or in person at least two days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.

                 Section 5. Required Board Approvals. The Corporation shall not take any of the following actions without the approval of the Board of Directors, which approval shall include the affirmative vote in favor of any such actions by either the director designated in accordance with the Shareholders Agreement by the First Boston Parties or MILP (provided that if either of such positions on the Board are vacant, such vacancy or vacancies


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shall be promptly filled in accordance with the Shareholders Agreement and
Section 10 hereof), in writing or at a regular or special meeting called for that purpose:

                 (a) amend, alter or repeal its restated articles of incorporation or bylaws or the articles of incorporation or bylaws of any of its subsidiaries;

                 (b) merge, consolidate or engage in any other business combination or sell, lease, assign or transfer a significant amount of its or any subsidiary's assets, property or business other than in the ordinary course of business;

                 (c) declare a dividend or other distribution on its outstanding capital stock;

                 (d) acquire, directly or indirectly, a significant amount of the assets from, or all of the outstanding capital stock or ownership interests (whether by merger or other business combination) of, any Person (as hereinafter defined) other than in the ordinary course of business;

                 (e)      engage in any capital reorganization or
         reclassification of its capital stock or issue or repurchase any shares of its or any subsidiary's capital stock, other than pursuant to the terms of the Shareholders Agreement or the Felker Agreement (as defined in the Shareholders Agreement);

                 (f) elect a new Chief Executive Officer of the Corporation or its principal operating subsidiary, other than the reelection of Mr. G. Stephen Felker as Chief Executive Officer; or

                 (g) take or permit any of its subsidiaries to take any other significant action which, by reason of its size or its nature, is not in the ordinary course of business, other than pursuant to the terms of the Shareholders Agreement or the Felker Agreement;

provided, however, that the affirmative vote in favor of any such action set forth in clauses (a) through (g) above by either the director designated in accordance with the Shareholders Agreement by the First Boston Parties or MILP shall not be required for any action involving the exercise by the Corporation of any optional right or action which it has (x) under the Felker Agreement or
(y) under the Shareholders Agreement with respect to any security issued by it that is held by the First Boston Parties or MILP (both as defined in the Shareholders Agreement).

         This Section 5 shall terminate and be of no further force or





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effect on the earlier of (i) the date on which the First Boston Parties and
MILP (both as defined in the Shareholders Agreement) together cease to own an aggregate of at least 10% of the outstanding Class A Common Stock of the Corporation (treating for purposes of such computation outstanding shares of Class B Common Stock of the Corporation as outstanding shares of Class A Common Stock) or (ii) the date on which the Corporation (or any shareholder or shareholders thereof) completes an initial public offering of the Class A Common Stock of the Corporation. For purposes of this Section 5, "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust or unincorporated organization, business, entity or government (or any agency, instrumentality or political subdivision thereof).

                 Section 6. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

                 Section 7. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Restated and Amended Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

                 Section 8. Compensation. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

                 Section 9. Removal. Any or all directors may be removed from office at any time with or without cause.

                 Section 10. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the


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shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

                 Section 11. Telephone Conference Meetings. Unless the Restated and Amended Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.


                                  ARTICLE III

                                    OFFICERS

                 Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors and a Secretary and such other officers or assistant officers, including a President, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretaries, Treasurers, Assistant Secretaries or Assistant Treasurers, or any other officers that the Board of Directors may establish, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or until such officer's successor is elected and qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person; provided, however, that the offices of Chairman of the Board of Directors and Secretary shall not be held by the same person.

                 Section 2. Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

                 Section 3.  Secretary.  The Secretary shall keep the





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minutes of the meetings of the shareholders and the Board of Directors and shall have custody of and attest the seal of the Corporation.

                 Section 4. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors or by a more senior officer.

                 Section 5. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment.

                 Section 6. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL

                 Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

                 Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board, or by such other officer, officers, agent or agents, as the Chairman of the Board designates from time to time or as the Board from time to time may by resolution provide.

                 Section 3. Seal. The corporate seal of the Corporation shall be as follows:





                 The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or any Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                                   ARTICLE V

                                STOCK TRANSFERS

                 Section 1.  Form and Execution of Certificates.  The


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certificates of shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board or another officer and by the Secretary or any Assistant Secretary, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

                 Section 2. Transfers of Shares. Shares of stock in the Corporation shall be transferable only on the books of the Corporation by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

                 Section 3. Lost, Destroyed or Stolen Certificates. When the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

                 Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

                                   ARTICLE VI

                                INDEMNIFICATION

                 Section 1. Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted under the Georgia Business Corporation Code as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the





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extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation
Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                 Section 2. Permissive Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was an employee or agent of the Company against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                 Section 3. Advances for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:

                 (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 or
                          Section 2 above, as applicable; and

                 (ii) Such person furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

         The written undertaking required by paragraph (ii) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

                 Section 4. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated and Amended Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                 Section 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the


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

time of such repeal or modification.


                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

                 These Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.





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